AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 dated November 14, 2007 (“Amendment”), to the EMPLOYMENT AGREEMENT made as of December 26, 2005 (the “Employment Agreement”), by and between MDC PARTNERS INC., a Canadian corporation (the “Company”), and GRAHAM ROSENBERG (the “Executive”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide for the amended terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

2. Section 4(a) of the Employment Agreement is hereby amended such that Executive’s “Base Salary” shall be increased to Cdn $450,000 (effective November 1, 2007).

3. Section 4(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(b) Annual Discretionary Bonus. During the Term, in respect of all calendar years beginning January 1, 2007, the Executive shall be eligible to receive an annual discretionary bonus in an amount equal to up to 100% of the then current Base Salary, based upon criteria determined by the MDC Executive and the Compensation Committee, which criteria shall include the Executive’s performance, the overall financial performance of the Company and such other factors as the MDC Executive and the Compensation Committee shall deem reasonable and appropriate (the “Annual Discretionary Bonus”). The MDC Executive shall communicate the criteria for the Annual Discretionary Bonus to the Executive within a reasonable period of time after such criteria have been established. The Annual Discretionary Bonus will be paid in accordance with the Company’s normal bonus payment procedures.”

4. The Employment Agreement is hereby amended such that all references in the Employment Agreement to the “Annual Discretionary Cash Bonus” shall be deemed to be references to “Annual Discretionary Bonus” to reflect the understanding between the parties that a portion of the Annual Discretionary Bonus may be paid in the form of equity incentive awards.

5. Section 4(d) and 4(e) of the Employment Agreement are hereby amended by adding the following sentence at the end of such section: “A schedule of the applicable terms of such Options and Equity Grants, as of the date hereof, is set forth as Schedule 1 hereto.”

6. Section 7(b)(i) of the Employment Agreement is hereby amended by adding the following sentence at the end of such section: “For the avoidance of doubt, the Executive’s Annual Discretionary Bonus in respect of (i) calendar year 2006 was equal to Cdn $330,000 and (ii) calendar year 2005 was equal to Cdn $150,000.”

7.  Sections 7(b) and 7(c) of the Employment Agreement are hereby amended by adding the following clause (ix) to the end of each such section:

“(ix) any equity incentives granted to Executive on or following the date hereof as part of the Annual Discretionary Bonus shall continue to vest and become exercisable and payable (as applicable) until the second anniversary of the Date of Termination on the same basis as if the Term of this Agreement had remained in effect until such anniversary date, notwithstanding the cessation of the Executive’s employment with the Company, including any requirements for performance-based vesting relating to the Company’s business or financial performance (but not individual performance) following the Date of Termination.”

8. As used herein and in the Employment Agreement, the term “Agreement” shall mean the Employment Agreement, as from time to time amended (including, without limitation, this Amendment).

9. Except as set forth above, the Employment Agreement, as amended herein, shall remain in full force and effect without further modification.

10. This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement. Facsimile signatures shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement, on the day and year first above written.

MDC PARTNERS INC.

By:
Name:
Title:

Graham Rosenberg